Exhibit 9

Protective Life Corporation

Post Office Box 2606

Birmingham, Alabama 35202

205-268-1000

MAX BERUEFFY

Senior Associate Counsel

Writer’s Direct Number: (205) 268-3581

Facsimile Number: (205) 268-3597

Toll-Free Number: (800) 627-0220

April 2, 2007

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, Alabama 35223

Gentlemen:

This opinion is submitted with respect to the registration statement on Form N-4, file number 811-21372, to be filed by Protective Life Insurance Company (the “Company”), as depositor, and Protective Acquired Variable Annuity Separate Account, formerly known as Chase Variable Annuity Separate Account (the “Separate Account”), as registrant, with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940. The flexible premium fixed and variable deferred annuity contracts registered under this registration statement will be known as “Protective RSG Preferred Plus Variable Annuity” (formerly the “Chase Insurance Preferred Plus Variable Annuity” and hereinafter referred to as the “Contracts”). I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1.	The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Tennessee and is a validly existing corporation.

2.	The Separate Account is a duly authorized and validly existing separate account pursuant to the Tennessee Insurance Code and the regulations issued thereunder.

3.	Assets allocated to the Separate Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

4.	The Contracts, to be issued as contemplated by the Form N-4 registration statement, when issued and delivered will constitute legally issued and binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Separate Account.

Very truly yours,

/S/ MAX BERUEFFY
Max Berueffy Senior Associate Counsel